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                FIRST CYPRESS TECHNOLOGIES, INC.
                      A Nevada Corporation

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October 5, 1999


MR. LANCE MORGAN
    Lance Morginn   /s/ LM             3245 East 16th Ave
                                       Vancouver BC
                                       V5M 2M8

Dear Sir:

Re:   FIRST CYPRESS TECHNOLOGIES, INC. (the "Company")
-     Offer by the Company to Lance Morgan (the "Seller") to
      acquire Engine Max          Lance Morginn /s/ LM
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We write to set out the offer of the Company to acquire all of the assets, technology, property and undertaking comprising the "Engine Max" computer software and Internet business carried on by the Seller (the "Business").

This offer is on the terms and is subject to the conditions set forth in this letter. If this offer is acceptable, we ask that you indicate your agreement by signing this letter where indicated below and returning an executed copy to us. This offer is open for acceptance until 4:00 p.m. (Pacific Time) on October 8, 1999 (the "Expiry Time"), at which time this offer will terminate unless accepted in writing.

The Company's offer is as follows:

1.	Offer to Purchase

The Company offers to purchase from the Sellers all of the assets, property and undertaking of the Business as a going concern, including the "Engine Max" software in its current stage of development and all of the assets, technology, property and rights comprising and used in the conduct and operation of the "Engine Max" software and the Business (together, the "Assets") on the terms and subject to the conditions set forth in this offer. It is agreed that the Assets will include, without limitation:

(A)	all data, source code, object code, drawings, and software
comprising the "Engine Max" software in its current stage of development and the Business and all copyright, patents, trademarks, proprietary information, trade secrets and intellectual property relating to the Assets and the Business;

(B)	the goodwill of the Business, together with the exclusive
right to the Companh to represent itself as carrying on the Business in continuation of and in succession to the Seller and the right to use any word indicating that the

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Business is so carried on, including the right to use the name
"Engine Max", or any variation thereof as part of the name of or in connection with the Business or any part thereof carried on or to be carried on by the Company;

(C)	the "enginemax.com" URL Internet address and web site;

(D)	the benefit of all contracts, engagements or commitments to
which the Seller is entitled in connection with the Business provided that the contracts, leases, engagements or commitments were entered into by the Seller in the usual and ordinary course of business;

(E)	all licences, consents, permits, authorities, certificates
and registrations which are required, necessary of desirable for the operation of the Business;

(F)	all intangible property of the Seller used in connection
with the Business and comprising the Assets, including all trademarks, trade names, moral rights and copyrights;

(G)	all confidential information and trade secrets of the
Seller used in connection with the Business, including all programming code, source code, data, information, drawings, and know-how.

The Company will purchase and the Seller will sell the Business and the Assets free and clear of all mortgages, liens, charges, security interests and encumbrances of every kind and nature whatsoever.

2.	Payment for the Assets

The Company will pay to the Seller a purchase price of $15,000 US
(the "Purchase Price") in consideration for the transfer of the Assets and the Business by the Seller to the Company, subject to the terms and conditions of this Agreement.

3.	Closing Date

The closing of the purchase and sale of the Business and the Assets will complete forthwith upon acceptance of this offer by the Seller (the "Closing").

4.	Representations and Warranties of the Seller

The Company's purchase will be based on the representations and warranties by the Seller, each of which will survive closing, that:

(A)	The Seller owns, possesses and has good and marketable
title to the Business and the Assets free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising;

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                               -3-

(B)	The Seller is the registered owner of the "enginemax.com"
URL internet location (the "Web Site") and has not received notice from any other party claiming an interest in the Web
Site or claiming that the Seller has no right to use the Web Site;

(C)	The Seller has in place all agreements necessary for the
conduct of the Business in the manner carried on as of the date of this Agreement and the hosting of the Web Site;

(D)	No person, firm or corporation has any agreement or option
or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase of the Business and the Assets or any interest in the Business and the Assets;

(E)	No other person, firm or corporation other than the Seller
owns or has any legal or beneficial interest in any of the Business and the Assets or has any rights, including any moral rights, copyright, trademark or any other intellectual property rights, in the Business or any of the Assets;

(F)	The Seller does not have any outstanding material
agreements (including employment agreements) contracts or commitment, whether written or oral, of any nature or kind whatsoever, with respect to the ownership of the Assets or the conduct of the Business, except material agreements which are in the ordinary course of the Business;

(G)	there are no actions, suits or proceedings pending or
threatened against or affecting the Assets or the Business and teh Seller is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(H)	the Seller is the owner all intellectual property,
including patents, trademarks, copyrights and confidential information, comprising the Assets and as required for the conduct of the Business. The Seller is not aware of any infringement or claimed infringement of the intellectual property comprising the Assets and used in connection with the Business by any other person, firm or corporation.

5.	Conditions Precedent to Closing

The Company's obligation to complete the purchase of the Business and the Assets is subject to each of the following conditions:

(A)	all representations and warranties of the Seller will be
true and correct in all material respects on Closing;

(B)	the Seller will have made the deliveries contemplated in
this offer on the Closing;

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                               -4-

Each of the above conditions precedent is for the sole benefit of the Company and may be waived by the Company. In the event that any of the above conditions has not been satisfied at the Closing, the Company may elect to terminate this Agreement and will have no further liability to the Seller.

6,.	Closing Deliveries

On Closing, the Seller will deliver to the Company:

(A)	a general conveyance of the Assets and the Business and all
other deeds of conveyance, bills of sale, transfer and assignments, duly executed, in form and content satisfactory to the Company's solicitors, appropriate to effectively vest good and marketable title to the Assets and the Business free and clear of all encumbrances and immediately registerable in all places where registration of such instruments is necessary or desirable duly executed transfers of the Business and the Assets to the Company, duly endorsed for transfer to the Company;

(B)	duly executed documents of transfer and waivers of moral
rights by any developer or programmer of the Business reasonably required, in the opinion of the Company's solicitors, to transfer title to the Business and the Assets to the Company.

On Closing, the Company will deliver to the Seller payment in full of the Purchase Price.

7.	Acceptance

If the Seller wishes to accept this offer, the Seller must execute this offer where indicated below and deliver a copy of the acceptance to the Company by no later than 4:00 p.m. (Pacific Time) on October 8, 1999.

Yours truly,

FIRST CYPRESS TECHNOLOGIES, INC.

     /s/ Robert Rosner
Per: ________________________
Robert Rosner, President

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This offer is accepted and agreed to this ____ day of October, 1999.

/s/Lance Morginn
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LANCE MORGAN
Lance Morginn  /s/ LM